Nikola Corporation Reports Second Quarter 2023 Results

•Executing on business plan, increasing cash position, and decreasing cash use
•Continuing to build sales momentum with 45 wholesales and 66 retail deliveries in Q2
•Began serial production of the hydrogen fuel cell electric truck July 31; first customer deliveries expected in September
•18 customer orders to Nikola and dealers for over 200 hydrogen fuel cell electric trucks
•Continued hydrogen refueling ecosystem development with partners
•Increased unrestricted cash by $107.1 million in Q2

PHOENIX – August 4, 2023 -- Nikola Corporation (Nasdaq: NKLA), a global leader in zero-emissions transportation and energy supply and infrastructure solutions, via the HYLA brand, today reported financial results and business updates for the quarter ended June 30, 2023.

“Nikola has turned the corner and is well on the way to executing our business plan and achieving profitability,” said Nikola CEO Michael Lohscheller. “We have nearly doubled our unrestricted cash position while also substantially reducing our spending. We continue to drive forward in our mission to decarbonize heavy duty trucking and ensure Nikola is successful for the long haul.”

“Our management team is highly focused on delivering trucks to customers at scale and making the most of our first mover advantage in the hydrogen refueling ecosystem” Lohscheller continued.

Execution of Strategic Priorities

During the second quarter we made substantial progress on the realignment of resources with our strategic priorities:

•Continued building sales momentum delivering 45 wholesale and 66 retail battery-electric trucks, the best retail quarter to date
•Increased our unrestricted cash position by $107.1 million while substantially reducing our adjusted free cash flow to below our $150 million target for the quarter
•Raised $233.2 million through capital raise and asset monetization, and improved visibility into future capital needs to fully fund the business model
•Closed down battery production operations of Romeo Power, Inc. (“Romeo”) and are establishing a battery pack line in Coolidge for our battery-electric trucks
•Completed the sale of European joint venture to Iveco
•Made substantial progress in the development of the hydrogen refueling ecosystem with partners

Hydrogen Fuel Cell Electric Truck

On July 31, 2023, we officially began serial production of the hydrogen fuel cell electric truck. The first customer deliveries are expected to take place in September. To date, 18 customers have placed orders for over 200 hydrogen fuel cell electric trucks with Nikola and dealers (1). During the second quarter, the remainder of the 10 gamma trucks were fully built and commissioned. Gamma trucks will be used in final vehicle validation and customer pilot testing.

Battery-Electric Truck

During the second quarter we continued to build sales momentum on the battery-electric trucks, wholesaling 45 to dealers with 66 retail sales. We expect sales momentum to continue building as customers realize the total cost of ownership benefits of zero-emissions trucks and additional government support is introduced to accelerate the transition to zero-emissions.

Energy Infrastructure

Our HYLA team is focused on ensuring there is adequate hydrogen supply to meet truck sales volumes in 2023 and beyond. We continue to move the hydrogen refueling ecosystem forward with well capitalized partners that align with our capital-efficient strategy. Voltera and Nikola are collaborating on the recently announced partnership, and we have begun the station development process for eight (8) initial stations. Our first station in Ontario, California is expected to
1.Orders are subject to receipt of purchase order from dealers to Nikola    1

go into operation by the end of 2023. We have also secured over $50 million in grant funding from various California agencies, reducing the capital costs for hydrogen stations.

On July 19, 2023, we announced Fortescue Future Industries (FFI) acquired the Phoenix Hydrogen Hub project, further validating our capital efficient strategy. We are negotiating an offtake agreement with FFI, which is intended to support hydrogen demand from Nikola truck customers starting in 2025.

In the near term as permanent station infrastructure is built, we are securing adequate fueling solutions to enable trucking operations for early customers. We expect to deploy nine (9) hydrogen mobile fuelers at several locations in California by the end of 2023 to support zero-emissions trucking operations.

Coolidge, Arizona Manufacturing Facility

In Coolidge, the Phase 2 assembly expansion has been completed and the new mixed-model line capable of building both battery-electric and hydrogen fuel cell electric trucks has been installed. The current production capacity of the facility is 2,400 trucks / year on three (3) shifts.

Progress continued on the fuel cell power module assembly line. We expect the fuel cell power module assembly line to be completed in Q4 of this year. Fuel cell power modules utilized in hydrogen fuel cell electric trucks in 2023 will be built and shipped to Coolidge by Bosch.

Progress also continued on the battery pack line installation in Coolidge. When we resume battery-electric truck production, the battery packs utilized will be built at our facility in Coolidge.

Second Quarter Financial Highlights

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except share and per share data)	2023	2022	2023	2022
Trucks produced	33	50	96	50
Trucks shipped	45	48	76	48
Total revenues	$15,362	$18,134	$26,039	$20,021
Gross profit (loss)	$(27,631)	$(29,257)	$(50,328)	$(28,826)
Gross margin	(180)%	(161)%	(193)%	(144)%
Net loss from continuing operations	$(140,010)	$(172,997)	$(285,261)	$(325,938)
Net loss	$(217,828)	$(172,997)	$(386,922)	$(325,938)
Adjusted EBITDA (1)	$(125,068)	$(95,615)	$(228,756)	$(177,588)
Net loss from continuing operations per share, basic and diluted	$(0.20)	$(0.41)	$(0.45)	$(0.78)
Non-GAAP net loss per share, basic and diluted(1)	$(0.20)	$(0.25)	$(0.41)	$(0.45)
Weighted-average shares outstanding, basic and diluted	708,692,817	425,323,391	629,630,362	420,266,181
(1) A reconciliation of the non-GAAP versus GAAP information is provided below in the financial statement tables in this press release.

Webcast and Conference Call Information

Nikola will host a webcast to discuss its second-quarter results and business progress at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time) on August 4, 2023. To access the webcast, parties in the United States should follow this link: https://www.webcast-eqs.com/register/nikiola20230804/en.

The live audio webcast, along with supplemental information, will be accessible on the Company's Investor Relations website at https://nikolamotor.com/investors/news?active=events. A recording of the webcast will also be available following the earnings call.

About Nikola Corporation

Nikola Corporation is globally transforming the transportation industry. As a designer and manufacturer of zero-emission battery-electric and hydrogen-electric vehicles, electric vehicle drivetrains, vehicle components, energy storage systems, and hydrogen station infrastructure, via the HYLA brand, Nikola is driven to revolutionize the economic and environmental impact of commerce as we know it today. Founded in 2015, Nikola Corporation is headquartered in Phoenix, Arizona. For more information visit our website or Twitter @nikolamotor.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of federal securities laws with respect to Nikola Corporation (the "Company"), including statements relating to: the Company's future performance, business plan, strategy and milestones; expectations related to manufacturing facility expansion and truck manufacturing schedule; the Company’s expectations with respect to its capital needs; expectations relating to battery module and pack manufacturing; expectations relating to fuel cell power module manufacturing; expected orders and deliveries of trucks and the timing thereof; expectations related to sales momentum; the Company’s belief that it has turned the corner, that it has competitive and first mover advantage; the Company’s business outlook; the Company’s plans to ensure adequate hydrogen supply; and terms and potential benefits of planned and actual collaborations with strategic partners. These forward-looking statements generally are identified by words such as "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," and similar expressions. Forward-looking statements are predictions, projections, and other statements about future events based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: design and manufacturing changes and delays, including global shortages in parts and materials; general economic, financial, legal, regulatory, political and business conditions and changes in domestic and foreign markets; the effects of inflation and COVID-19; the outcome of legal, regulatory and judicial proceedings to which the Company or Romeo is, or may become a party; demand for and customer acceptance of the Company’s trucks; the results of customer pilot testing; the execution and terms of definitive agreements with strategic partners and customers; the failure to convert LOIs or MOUs into binding orders; the cancellation of orders; risks associated with development and testing of fuel cell power modules and hydrogen storage systems; risks related to the rollout of the Company’s business and milestones and the timing of expected business milestones; the effects of competition on the Company’s business; the availability of and need for capital; the Company’s ability to achieve cost reductions and decrease its cash usage; the grant, receipt and continued availability of federal and state incentives; and the factors, risks and uncertainties regarding the Company's business described in the "Risk Factors" section of the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC, in addition to the Company's subsequent filings with the SEC. These filings identify and address other important risks and uncertainties that could cause the Company's actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Measures

This press release references Adjusted EBITDA , adjusted free cash flow and non-GAAP net loss per share, basic and diluted, all of which are non-GAAP financial measures and are presented as supplemental measures of the Company's performance. The Company defines Adjusted EBITDA as earnings before interest expense, taxes, depreciation and amortization, stock-based compensation expense, and certain other items determined by the Company. Non-GAAP net loss is defined as net loss adjusted for stock-based compensation expense and certain other items determined by the Company. Non-GAAP net loss per share basic and diluted is defined as non-GAAP net loss divided by weighted average basic and diluted shares outstanding. These non-GAAP measures are not substitutes for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles in the United States (GAAP) and should not be considered as an alternative to any other performance measures derived in accordance with GAAP.

The Company believes that presenting these non-GAAP measures provides useful supplemental information to investors about the Company in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently or may use other measures to calculate their financial performance, and therefore any non-GAAP measures the Company uses may not be directly comparable to similarly titled measures of other companies.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:
Truck sales	$12,006	$17,383	$22,061	$17,383
Service and other	3,356	751	3,978	2,638
Total revenues	15,362	18,134	26,039	20,021
Cost of revenues:
Truck sales	40,203	46,781	73,223	46,781
Service and other	2,790	610	3,144	2,066
Total cost of revenues	42,993	47,391	76,367	48,847
Gross loss	(27,631)	(29,257)	(50,328)	(28,826)
Operating expenses:
Research and development (1)	64,514	63,106	126,320	137,663
Selling, general, and administrative (1)	58,764	79,868	101,461	157,051
Loss on supplier deposits	17,717	—	17,717	—
Total operating expenses	140,995	142,974	245,498	294,714
Loss from operations	(168,626)	(172,231)	(295,826)	(323,540)
Other income (expense):
Interest expense, net	(8,749)	(2,808)	(18,582)	(3,019)
Revaluation of warrant liability	41	3,341	315	2,907
Gain on divestiture of affiliate	70,849	—	70,849	—
Loss on debt extinguishment	(20,362)	—	(20,362)	—
Other income (expense), net	(5,546)	(27)	(5,630)	1,806
Loss before income taxes and equity in net loss of affiliates	(132,393)	(171,725)	(269,236)	(321,846)
Income tax expense	—	2	—	2
Loss before equity in net loss of affiliates	(132,393)	(171,727)	(269,236)	(321,848)
Equity in net loss of affiliates	(7,617)	(1,270)	(16,025)	(4,090)
Net loss from continuing operations	(140,010)	(172,997)	(285,261)	(325,938)
Discontinued operations:
Loss from discontinued operations	(52,883)	—	(76,726)	—
Loss from deconsolidation of discontinued operations	(24,935)	—	(24,935)	—
Net loss from discontinued operations	(77,818)	—	(101,661)	—
Net loss	$(217,828)	$(172,997)	$(386,922)	$(325,938)

Basic and diluted net loss per share:
Net loss from continuing operations	$(0.20)	$(0.41)	$(0.45)	$(0.78)
Net loss from discontinued operations	$(0.11)	$—	$(0.16)	$—
Net loss	$(0.31)	$(0.41)	$(0.61)	$(0.78)

Weighted-average shares outstanding, basic and diluted	708,692,817	425,323,391	629,630,362	420,266,181

(1) Includes stock-based compensation as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cost of revenues	$668	$—	$1,399	$—
Research and development	6,574	9,300	15,660	18,007
Selling, general, and administrative	18,467	45,541	33,198	90,362
Total stock-based compensation expense	$25,709	$54,841	$50,257	$108,369

CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	June 30,	December 31,
	2023	2022
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$226,673	$225,850
Restricted cash and cash equivalents	600	10,600
Accounts receivable, net	19,998	31,638
Inventory	86,635	111,870
Prepaid expenses and other current assets	73,010	27,943
Assets subject to assignment for the benefit of creditors, current portion	—	29,025
Total current assets	406,916	436,926
Restricted cash and cash equivalents	68,082	77,459
Long-term deposits	17,329	34,279
Property, plant and equipment, net	483,043	417,785
Intangible assets, net	89,564	92,473
Investment in affiliates	58,289	62,816
Goodwill	5,238	6,688
Other assets	9,040	8,107
Assets subject to assignment for the benefit of creditors	—	100,125
Total assets	$1,137,501	$1,236,658
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$45,767	$93,242
Accrued expenses and other current liabilities	173,957	179,571
Debt and finance lease liabilities, current (including zero and $50.0 million measured at fair value, respectively)	13,417	61,675
Liabilities subject to assignment for the benefit of creditors, current portion	—	49,102
Total current liabilities	233,141	383,590
Long-term debt and finance lease liabilities, net of current portion	348,392	290,128
Operating lease liabilities	5,072	6,091
Other long-term liabilities	28,165	6,684
Deferred tax liabilities, net	15	15
Liabilities subject to assignment for the benefit of creditors	—	23,671
Total liabilities	614,785	710,179
Commitments and contingencies
Stockholders' equity
Preferred stock	—	—
Common stock	77	51
Additional paid-in capital	2,944,504	2,562,855
Accumulated deficit	(2,421,772)	(2,034,850)
Accumulated other comprehensive loss	(93)	(1,577)
Total stockholders' equity	522,716	526,479
Total liabilities and stockholders' equity	$1,137,501	$1,236,658

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities
Net loss	$(386,922)	$(325,938)
Less: Loss from discontinued operations	(101,661)	—
Loss from continuing operations	(285,261)	(325,938)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11,762	9,676
Stock-based compensation	50,257	108,369
Equity in net loss of affiliates	16,025	4,090
Revaluation of financial instruments	7,906	192
Revaluation of contingent stock consideration	(2,472)	—
Inventory write-downs	12,718	10,890
Non-cash interest expense	19,363	2,457
Loss on supplier deposits	17,717	—
Gain on divestiture of affiliate	(70,849)	—
Loss on debt extinguishment	20,362	—
Other non-cash activity	1,015	273
Changes in operating assets and liabilities:
Accounts receivable, net	11,640	(16,726)
Inventory	11,725	(60,468)
Prepaid expenses and other current assets	(48,583)	(12,631)
Other assets	(2,041)	(608)
Accounts payable, accrued expenses and other current liabilities	(59,474)	15,395
Long-term deposits	(1,293)	(8,281)
Operating lease liabilities	(779)	(277)
Other long-term liabilities	3,097	(224)
Net cash used in operating activities	(287,165)	(273,811)
Cash flows from investing activities
Purchases and deposits of property, plant and equipment	(87,719)	(67,316)
Divestiture of affiliate	35,000	—
Payments to Assignee	(2,724)	—
Investments in affiliates	(84)	(23,027)
Net cash used in investing activities	(55,527)	(90,343)

Cash flows from financing activities
Proceeds from the exercise of stock options	1,040	565
Proceeds from issuance of shares under the Tumim Purchase Agreements	67,587	123,672
Proceeds from registered direct offering, net of underwriters discount	63,806	—
Proceeds from public offering, net of underwriters discount	32,244	—
Proceeds from issuance of common stock under Equity Distribution Agreement, net of commissions paid	61,565	—
Proceeds from issuance of convertible notes, net of discount and issuance costs	52,075	183,510
Proceeds from issuance of Collateralized Promissory Notes	—	50,000
Proceeds from issuance of financing obligation, net of issuance costs	49,605	38,582
Proceeds from insurance premium financing	3,909	—
Repayment of debt and promissory notes	(5,057)	(25,000)
Payments on insurance premium financing	(2,381)	—
Payments on finance lease liabilities and financing obligation	(255)	(192)
Net cash provided by financing activities	324,138	371,137
Net increase (decrease) in cash and cash equivalents, including restricted cash and cash equivalents	(18,554)	6,983
Cash and cash equivalents, including restricted cash and cash equivalents, beginning of period	313,909	522,241
Cash and cash equivalents, including restricted cash and cash equivalents, end of period	$295,355	$529,224

Cash flows from discontinued operations:
Operating activities	(4,964)	—
Investing activities	(1,804)	—
Financing activities	(572)	—
Net cash used in discontinued operations	$(7,340)	$—

Reconciliation of GAAP Financial Metrics to Non-GAAP
(In thousands, except share and per share data)
(Unaudited)

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands)
Net loss from continuing operations	$(140,010)	$(172,997)	$(285,261)	$(325,938)
Interest expense, net	8,749	2,808	18,582	3,019
Income tax expense	—	2	—	2
Depreciation and amortization	5,524	6,565	11,762	9,676
EBITDA	(125,737)	(163,622)	(254,917)	(313,241)
Stock-based compensation	25,709	54,841	50,257	108,369
Loss on supplier deposits	17,717	—	17,717	—
Gain on divestiture of affiliate	(70,849)	—	(70,849)	—
Loss on debt extinguishment	20,362	—	20,362	—
Revaluation of financial instruments	5,633	196	5,434	192
Regulatory and legal matters (1)	2,097	12,970	3,240	27,092
Adjusted EBITDA	$(125,068)	$(95,615)	$(228,756)	$(177,588)

(1) Regulatory and legal matters include legal, advisory, and other professional service fees incurred in connection with a short-seller article from September 2020, and investigations and litigation related thereto.

Reconciliation of GAAP to Non-GAAP Net Loss, and GAAP to Non-GAAP Net Loss per Share, basic and diluted

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands, except share and per share data)
Net loss from continuing operations	$(140,010)	$(172,997)	$(285,261)	$(325,938)
Stock-based compensation	25,709	54,841	50,257	108,369
Loss on supplier deposits	17,717	—	17,717	—
Gain on divestiture of affiliate	(70,849)	—	(70,849)	—
Loss on debt extinguishment	20,362	—	20,362	—
Revaluation of financial instruments	5,633	196	5,434	192
Regulatory and legal matters(1)	2,097	12,970	3,240	27,092
Non-GAAP net loss	$(139,341)	$(104,990)	$(259,100)	$(190,285)

Non-GAAP net loss per share, basic and diluted	$(0.20)	$(0.25)	$(0.41)	$(0.45)

Weighted average shares outstanding, basic and diluted	708,692,817	425,323,391	629,630,362	420,266,181

(1) Regulatory and legal matters include legal, advisory, and other professional service fees incurred in connection with a short-seller article from September 2020, and investigations and litigation related thereto.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands)
Most comparable GAAP measure:
Net cash used for operating activities	$(111,143)	$(142,488)	$(287,165)	$(273,811)
Net cash used for investing activities	(5,010)	(56,889)	(55,527)	(90,343)
Net cash provided by financing activities	208,222	343,483	324,138	371,137

Non-GAAP measure:
Net cash used for operating activities	(111,143)	(142,488)	(287,165)	(273,811)
Purchases of property, plant and equipment	(37,202)	(37,210)	(87,719)	(67,316)
Adjusted free cash flow	$(148,345)	$(179,698)	$(374,884)	$(341,127)

INVESTOR INQUIRIES:

investors@nikolamotor.com